Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 12, 2021, relating to the consolidated financial statements of Potbelly Corporation and subsidiaries, appearing in the Annual Report on Form 10-K of Potbelly Corporation for the year ended December 27, 2020. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Chicago, Illinois
May 6, 2021